                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                           GOLD CONSIGNMENT AGREEMENT
                           DATED AS OF MARCH 30, 2001


         THIS SECOND AMENDMENT is made as of the 30th day of September, 2002, among SOVEREIGN BANK (formerly known as Rhode Island Hospital Trust National
Bank), a Federal Savings Bank with an office at 15 Westminster Street, Providence, Rhode Island 02903, as a bank ("Sovereign") and together with the other lending institutions from time to time (collectively, the "Institutions"), SOVEREIGN PRECIOUS METALS, LLC, a Pennsylvania limited liability company ("LLC"), FINLAY FINE JEWELRY CORPORATION, a Delaware corporation ("Finlay") and EFINLAY, INC. a Delaware corporation ("EFinlay").

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

         WHEREAS, Sovereign, Finlay and EFinlay are parties to a certain Amended and Restated Gold Consignment Agreement dated as of March 30, 2001, as amended by a First Amendment to Amended and Restated Gold Consignment Agreement dated as of December 31, 2001 (as amended, the "Consignment Agreement"), relating to the consignment by the Institutions to Finlay;

         WHEREAS, Sovereign, Finlay and eFinlay desire to further amend and modify the Consignment Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Article 1 of the Consignment Agreement is hereby amended by deleting the defined terms, "Consignment Fixed Rate", "Consignment Limit", "Dollar Facility", "Intercreditor Agreement", "Maturity Date", "Maximum Drawing Amount" and "Security Documents" and replacing them with the following:

         "Consignment Fixed Rate: With respect to any Interest Period, the amount equal to (a) the greater of (i) the Eurodollar Rate for such Interest Period minus the average of rates quoted to the Agent as the London Interbank Bullion Rates as displayed on Reuter's gold loan screen or, if Reuter's gold loan screen is not available, as set by the Agent, for Precious Metal forwards for such period (the "Contango Rate"), and (ii) zero (0), plus (b) two percent (2.00%).

         Consignment Limit: The least of (a) 165,000 fine troy ounces of Precious Metal, (b) Consigned Precious Metal having a Fair Market Value or unpaid purchase price equal to the Total Commitment, or (c) the sum of (i) the product of (A) ninety percent (90%) times (B) the number of troy ounces of Precious Metal contained in Eligible Specified Gold Jewelry of the Consignees plus (ii) the product of (A) ninety percent (90%) times (B) the sum of (1) the amount of Eligible Cash Deposits divided by the Second London Gold Fixing for any day of reference, plus (2) the Maximum Drawing Amount of the Letter of Credit divided by the Second London Gold Fixing for such day of reference.

         Dollar Facility: Collectively, the Loan Documents, as such term is defined in the Amended and Restated Credit Agreement dated as of September 11, 1997, among Finlay, the Parent, the Dollar Agent and the Lenders (as defined therein) as such facility has been or may be amended, restated or otherwise modified or as such facility may be replaced, increased, renewed, supplemented, refunded or refinanced by another facility on terms substantially similar to the current facility, provided that such Dollar Facility shall be subject at all times to the terms and provisions of the Intercreditor Agreement.

         Intercreditor Agreement: The Intercreditor Agreement dated as of June 15, 1995 between the Agent and the Dollar Agent (and acknowledged and consented to by Finlay), as the same is amended and/or restated on the Closing Date and as further amended, restated, modified, renewed, replaced or supplemented from time to time on terms and conditions substantially similar to the Intercreditor Agreement as it exists on the date hereof.

         Maturity Date: The earliest of (a) July 31, 2005, (b) the maturity date from time to time in effect under the Dollar Facility, or (c) such other date on which all Obligations may become due and payable pursuant to the terms hereof.

         Maximum Drawing Amount: The maximum aggregate amount from time to time that the Agent may draw under the Letter of Credit or the Collateral Letter of Credit.

         Security Documents: Collectively, the Security Agreement, the Cash Collateral Agreement, the Letter of Credit and Collateral Letter of Credit."

         2. Article 1 of the Consignment Agreement is hereby further amended by adding the following new definition:

         "Collateral Letter of Credit: The standby letter of credit issued on or after the date hereof by General Electric Capital Corporation or such other issuer as shall be approved by the Agent in writing in advance, in favor of the Agent for the benefit of the Agent and the Institutions, having a Maximum Drawing Amount of ten percent (10%) of the Fair Market Value of the Consigned Precious Metal outstanding at any time, which Collateral Letter of Credit is being issued to secure the Obligations of the Consignees hereunder, as the same may be replaced, amended, increased, modified, extended or renewed from time to time upon terms and conditions approved by the Agent in writing in advance and otherwise in accordance with the provisions hereof, provided that such Collateral Letter of Credit shall either (a) have an expiry date not earlier than the Maturity Date or (b) be drawable without condition by the Agent no later than thirty (30) days prior to the stated expiry thereof (if not previously renewed). Furthermore, the Maximum Drawing Amount of the Collateral Letter of Credit shall not be available for inclusion in determination of the availability under the Consignment Limit."

         3. Section 8.3 of the Consignment Agreement is hereby amended by deleting Section 8.3.2 in its entirety and replacing it with the following:

         "8.3.2. Indebtedness to EBITDA. No Consignee will and where applicable, each Consignee will not permit its Subsidiaries to, permit the ratio of
         (i) the aggregate principal amount of all Indebtedness for Borrowed Money of the Parent and its Subsidiaries on a consolidated basis as of any fiscal quarter ending date set forth in the table below to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters ending on such fiscal quarter ending date in such table, to exceed the ratio set forth opposite such date in such table:

                Fiscal Quarter
                 Ending Date:                  Ratio:
                 -----------                   -----
                    4/30/02                    4.95:1
                    7/31/02                    4.95:1
                   10/31/02                    4.72:1
                    1/31/03                    3.52:1."


         4. Section 8.3 of the Consignment Agreement is hereby further amended by deleting Section 8.3.3 in its entirety and replacing it with the following:

         "8.3.3. Minimum EBITDA. No Consignee will and where applicable, each Consignee will not permit its Subsidiaries to, permit Consolidated EBITDA of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters ending on any date set forth in the table below to be less than the amount set forth opposite such date in such table:


                      Date:                      Amount:
                      ----                       ------
                     4/30/02                   $66,500,000
                     7/31/02                   $66,500,000
                    10/31/02                   $66,500,000
                     1/31/03                   $68,400,000."


         5. Schedule XII of the Consignment Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule XII-Amended attached hereto and made a part hereof.

         6. Finlay and EFinlay each hereby grant and reconfirm the security interest granted to Agent pursuant to the Security Agreement, as amended hereby.

         7. The effectiveness of the transactions described herein shall be subject to (i) delivery to LLC of this Second Amendment, (ii) payment to LLC of the closing fee of $187,500, and (iii) payment of all outstanding legal fees due and owing to counsel to Sovereign and LLC.

         8. Each of Finlay and EFinlay and the Agent hereby agree that, except as expressly provided herein, the terms and provisions of the Consignment Agreement remain unchanged and the Consignment Agreement remains in full force and effect in accordance with its terms. The term "Agreement" as used in the Consignment Agreement and all references to the Consignment Agreement in any other documents or agreements among any of the parties hereto which relate to either Finlay or EFinlay shall refer, from and after the date hereof, to the Consignment Agreement as amended and supplemented by this Second Amendment.

         9. Each of Finlay and Efinlay hereby ratifies and reaffirms that (i) the representations and warranties contained in the Consignment Agreement, as amended by the terms hereof, are true and correct as of the date hereof, except that references to financial statements shall refer to the latest financial statements furnished pursuant to the Consignment Agreement and (ii) no Event of Default (as defined in the Consignment Agreement) nor any event which with notice or the lapse of time, or both, would constitute an Event of Default exists as of the date hereof.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to be executed in several counterparts, each of which shall be deemed to be an original as of the day and year first above written.

                           SOVEREIGN BANK, as Agent and a Lender

                           By /s/ Elizabeth Sousa
                              -------------------------------------
                           Title Vice President
                                -------------------------------------

                           SOVEREIGN PRECIOUS METALS, LLC, as Agent and a Lender

                           By /s/ Elizabeth Sousa
                              -------------------------------------
                           Title Vice President
                                -------------------------------------


                           COMMERZBANK INTERNATIONAL S.A.

                           By /s/ Manfred Jahns
                              -------------------------------------
                           Title Vice President
                                -------------------------------------


                           FINLAY FINE JEWELRY CORPORATION

                           By /s/ Bruce Zurlnick
                              -------------------------------------
                           Title Senior V.P., Treasurer and
                                 Chief Financial Officer
                                 ------------------------------------


                           EFINLAY, INC.

                           By /s/ Bruce Zurlnick
                              -------------------------------------
                           Title Senior V.P., Treasurer and
                                 Chief Financial Officer
                                 ------------------------------------

                              SCHEDULE XII AMENDED
                           OTHER LENDING INSTITUTIONS

              Institutions, Commitment and Consignment Percentages

--------------------------------------------------------------------------------




                                                                CONSIGNMENT
INSTITUTION                               COMMITMENT             PERCENTAGE
--------------------------------------------------------------------------------
Sovereign Bank                           $30,000,000               60.00%
Precious Metals
15 Westminster Street
Providence, RI  02903
Attn:  Elizabeth Sousa
Tel:  401-752-1432
Fax:  401-752-1438
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Commerzbank International                $20,000,000               40.00%
A.G., New York Branch
Treasury Department, 32nd Floor
2 World Financial Center
New York, NY  10281-1050
Attn:  Ian MacDonald
Tel:  212-266-7799
Fax:  212-266-7799

Commerzbank International
S.A.
11, rue Notre Dame
L-2013 Luxembourg
Attn:  Ralf Kreikenbaum
Tel:  011352-4779-11420
Fax:  011352-4779-11840
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL                                    $50,000,000                100%
--------------------------------------------------------------------------------